Exhibit 5.1

799 9th Street N.W.

Suite 500

Washington, DC 20001

(202) 585-8000

Fax: (202) 585-8080

July 30, 2020

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

Ladies and Gentlemen:

We have acted as counsel to Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i)  debt securities which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (ii) shares of common stock, $0.01 par value per share (the “Common Stock”); (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iv) depositary shares (the “Depositary Shares”) representing fractional interests in shares of a particular class or series of Preferred Stock which will be evidenced by depositary receipts (the “Depositary Receipts”); (v) purchase contracts for the purchase or sale of Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other securities (the “Purchase Contracts”); (vi) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other securities or property (the “Warrants”); (vii) rights entitling the holders thereof to purchase shares of Common Stock or other securities (the “Rights”); and (viii) units, to be comprised of two or more of the Securities, as defined below (“Units,” and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Warrants and Rights, the “Securities”), having an aggregate initial offering price not to exceed $75,000,000. In addition, the Preferred Stock may be convertible into, and the Warrants may be exercisable for, Common Stock or Preferred Stock, as the case may be, of the Company.

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplements thereto. The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”) between the Company and a financial institution to be determined, as trustee. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) between the Company and a financial institution to be determined, as trustee. The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

Eagle Bancorp Montana, Inc.

July 30, 2020

The Preferred Stock will be issued in one or more series and the designations, relative powers, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a financial institution to be determined, as depositary (a “Depositary”). The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a financial institution to be determined, as purchase contract agent (each, a “Purchase Contract Agent”). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution to be determined, as warrant agent (each, a “Warrant Agent”). The Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company and a financial institution to be determined, as rights agent (each “Rights Agent”).  The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a financial institution to be determined, as unit agent (each “Unit Agent”).  The Indentures, Deposit Agreements, Purchase Contract Agreements, Warrant Agreements, Rights Agreements and Unit Agreements are hereinafter referred to as the “Securities Agreements.”

In connection with the foregoing, we have examined the Registration Statement and the Prospectus. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Eagle Bancorp Montana, Inc.

July 30, 2020

We also have assumed that (i) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (ii) any Securities consisting of Common Stock, Preferred Stock, Warrants or Rights, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, and the number of shares of Common Stock or Preferred Stock to be offered and sold under the Registration Statement, together with the then issued and outstanding shares of Common Stock or Preferred Stock, as the case may be, and shares thereof reserved for issuance, will not exceed the number of shares authorized in the Company’s certificate of incorporation, (iii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (iv) one or more prospectus supplements will have been filed with the Commission describing the particular Securities offered thereby, and (v) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Agreements to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have further assumed, without investigation, that, when duly executed, authenticated and delivered by the parties thereto, each Securities Agreement will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Securities Agreement will be governed by and construed in accordance with the law of the State of New York.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

1.

With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”) or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities, and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the respective indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (c) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Eagle Bancorp Montana, Inc.

July 30, 2020

2.

With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment dated April 18, 2019 (the “Charter”), the Company’s Bylaws and the Delaware General Corporation Law, the Common Stock will be validly issued, fully paid and non-assessable.

3.

With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Charter, the Bylaws and the Delaware General Corporation Law, the Preferred Stock will be validly issued fully paid and non-assessable.

4.

With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

Eagle Bancorp Montana, Inc.

July 30, 2020

5.

With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Purchase Contract and the terms of the offering thereof so as not to violate any applicable law, or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

With respect to the Rights, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Eagle Bancorp Montana, Inc.

July 30, 2020

8.

With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Charter, the Bylaws and the Delaware General Corporation Law, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 and 4 through 8 above are qualified to the extent that the enforceability of any of the Securities, Securities Agreements or other document or instrument may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy, (c) an implied covenant of good faith and fair dealing, and (d) public policy.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP